AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)
______________________

Maryland (State or other jurisdiction of incorporation or organization)	52-1200960 (I.R.S. Employer Identification Number)

100 International Drive
Baltimore, Maryland 21202
(410) 539-0000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive office
______________________

Thomas P. Lemke
Executive Vice President and General Counsel
Legg Mason, Inc.
100 International Drive
Baltimore, Maryland 21202
(410) 539-0000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)
______________________

Copy to:

James S. Scott, Sr., Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Warrants to purchase Common Stock, par value 0.10 per share	14,204,545	$88.00	$1,249,999,960	$143,250
Common Stock, par value $0.10 per share	14,204,545(2)	— (3)	— (3)	— (3)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon a price which represents the highest of (a) the price at which the warrants may be exercised; (b) the offering price of securities of the same class included in this registration statement; or (c) the offering price of securities of the same class, as determined pursuant to Rule 457(c), based on the average of the high and low sales prices on the New York Stock Exchange on August 10, 2012.

(2)
Includes such indeterminate number of shares of common stock, par value $0.10 per share, as may be issuable upon exercise of the warrants being registered hereunder.  Each warrant may be exercised, under certain circumstances, for up to one share of our common stock, subject to adjustment.  Pursuant to Rule 416 under the Securities Act, such number of shares of our common stock registered hereby shall also include an indeterminate number of shares of our common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event or adjustment in the number of shares.

(3)
No additional registration fee for the shares of common stock issuable upon exercise of the warrants is required pursuant to Rule 457(g) of the Securities Act because such shares of common stock are being registered on the same registration statement as the warrants.

EXPLANATORY NOTE

We are filing this registration statement to satisfy our obligations under the registration rights agreement, dated as of May 23, 2012 (referred to herein as the “warrants registration rights agreement”), entered into between us and KKR I-L Limited, or the “KKR Fund,” in connection with our new capital plan announced May 16, 2012 that included repurchasing all of our then outstanding 2.50% convertible senior notes due 2015 for cash and 14,204,545 warrants to purchase shares of our common stock, par value $0.10, with an exercise price of $88.00 per share (subject to customary antidilution adjustments as described in the prospectus included as part of this registration statement under the caption “Description of Warrants—Adjustments to the Exercise Price and Number of Warrant Shares”) expiring on July 15, 2017 (the “warrants”).

This registration statement will cover resales of the warrants by the holders thereof and any shares of our common stock received by such holders upon exercise of the warrants.  We are not selling any warrants or shares of our common stock under this registration statement and will not receive any of the proceeds from the sale of any of the warrants or shares of our common stock.

PROSPECTUS

LEGG MASON, INC.

14,204,545 WARRANTS
Each to Purchase One Share of Common Stock

and

14,204,545 Shares of Common Stock Underlying the Warrants

This prospectus relates to the offer and sale from time to time of up to 14,204,545 warrants, or the “warrants,” to purchase shares of our common stock, par value $0.10 per share, and shares of our common stock issuable upon exercise of the warrants, by the holders thereof, or the “selling securityholders.”  The warrants have an exercise price of $88.00 per share, or the “exercise price,” and expire on July 15, 2017, or the “expiration date.”  Each warrant may be exercised any time prior to 5:00 p.m. on the expiration date at the option of a holder to purchase one share of our common stock, subject to adjustment (the “number of warrant shares”) at the exercise price.  The exercise price will not be payable in cash.  Instead, upon exercise of any warrants, we will deliver, at our option, either a number of shares of our common stock (and cash in lieu of fractional shares) or an amount of cash, in each case, with a value equal to the product of (i) the difference between the exercise value of the number of warrant shares per warrant and the exercise price and (ii) the number of warrants being exercised, determined as described under “Description of Warrants—Exercise and Settlement of the Warrants” below.  The number of warrant shares and the exercise price are subject to customary anti-dilution adjustments as described below under the caption “Description of Warrants—Adjustments to the Exercise Price and Number of Warrant Shares.”

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, using a “shelf” registration process.  A selling securityholder or its pledgees, donees, transferees or other successors-in-interest, may use this prospectus to resell from time to time the warrants or shares of our common stock issuable upon exercise of the warrants, so long as it satisfies certain conditions as set forth in the warrants registration rights agreement, dated as of May 23, 2012, or the “warrants registration rights agreement,” between us and KKR I-L Limited, or the “KKR Fund.”

The registration of the warrants and shares of our common stock to issuable upon exercise of the warrants does not necessarily mean that the selling securityholders will sell the warrants or shares of our common stock, or that we will elect to deliver shares of our common stock instead of cash upon exercise of the warrants.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of securities by the selling securityholders.  You should carefully read this prospectus, any prospectus supplement and any free writing prospectus that we authorized to be delivered to you, together with the documents we have incorporated by reference in such prospectuses, before you purchase any of the securities offered hereby.  You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” in this prospectus.

The selling securityholders may offer and sell the warrants held by them directly or through agents or broker-dealers on terms to be determined at the time of sale.  To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement or other offering material.  Each of the selling securityholders reserves the right to accept or reject, in whole or in part, any proposed purchase of the warrants to be made directly or through agents.

The selling securityholders and any agents or broker-dealers that participate with the selling securityholders in the distribution of the warrants or shares of our common stock issuable upon exercise of the warrants may be deemed to be “underwriters” within the meaning of the Securities Act and any commissions received by them and any profit on the sale of the warrants or shares of our common stock issuable upon exercise of the warrants may be deemed to be underwriting commissions or discounts under the Securities Act.

Our common stock is traded on the New York Stock Exchange, or the “NYSE,” under the symbol “LM.”  On August 9, 2012, the closing sale price of shares of our common stock on the NYSE was $26.00 per share.

Investing in the warrants and our common stock involves risks.  You should consider the risks we have described in “Risk Factors” beginning on page 3 of this prospectus and included in our periodic reports and other information that we file with the Securities and Exchange Commission before investing in the warrants or our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

______________________

The date of this prospectus is August 10, 2012

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus is correct on any date after its date, even though this prospectus is delivered or securities are sold on a later date.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC.”  You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.  Our common stock is listed on the NYSE under the symbol “LM.”  Information about us also is available at the NYSE.

This prospectus is part of a registration statement we filed with the SEC.  This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations.  You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering.  Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings.  You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information we file with them.  This means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus.  The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.  Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and filings may modify or supersede some of the information included or incorporated in this prospectus.  This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.  We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the date our offering of securities has been completed:

•	Annual Report on Form 10-K for the fiscal year ended March 31, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2012;

•
Definitive proxy statement on Schedule 14A filed on June 13, 2012, but only to the extent that such proxy statement was incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2012;

•	Current reports on Form 8-K filed on May 17, 2012, May 22, 2012, May 23, 2012, June 28, 2012 and July 26, 2012; and

•	The description of our common stock, par value $0.10 per share, contained in Amendment No. 6 to our Registration Statement on Form 8-A, filed September 29, 2006.

You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

Legg Mason, Inc.
100 International Drive
Baltimore, Maryland 21202
Attn:  Corporate Secretary
(410) 539-0000

Exhibits to these filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

The information contained in this prospectus is current only as of the date hereof.  Unless the context requires otherwise, the terms “Legg Mason,” “we,” “us,” and “our” refer to Legg Mason, Inc. and its predecessors and subsidiaries.

FORWARD-LOOKING INFORMATION

Certain statements included in this prospectus and any documents incorporated by reference constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from those expressed or implied by any forward-looking statements.  These forward-looking statements may contain information related, but not limited to:

•	anticipated growth in revenues or earnings per share;

•	anticipated future cash flows, and uses for free cash;

•	anticipated changes in our business or in the amount of client assets under management;

•	anticipated expense levels and expectations regarding financial market conditions;

•	anticipated investment performance of, or levels of asset flows to, asset management products we manage;

•	anticipated future transactions such as acquisitions; and

•	anticipated performance of past and future acquisitions.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially due to a number of factors including, but not limited to:

•	the volatility and general level of securities prices and interest rates;

•	the competitive nature of the asset management industry;

•	changes in investor sentiment and confidence;

•	changes in domestic and foreign economic and market conditions;

•	changes in our total assets under management or their composition due to investment performance, client withdrawals or inflows, market conditions, competitive pressures or other reasons;

•	the mix of our assets under management among our affiliates and the revenue yield of our assets under management;

•	the relative investment performance of company-sponsored investment funds and other asset management products both in absolute terms and relative to competing offerings and market indices;

•	our ability to maintain investment management and administrative fees at current levels;

•	the loss of key employees or principals of our current or future operating subsidiaries;

•
fluctuations in operating expenses due to variations in levels of compensation expense incurred as a result of changes in the number of total employees, competitive factors, changes in the percentages of revenues paid as compensation or other reasons;

•	the effect of current and future federal, state and foreign regulation of the asset management industry, including potential liability under applicable securities laws;

•	market, credit and liquidity risks associated with our investment management activities;

•	variations in expenses and capital costs, including depreciation, amortization and other noncash charges incurred by us to maintain our administrative infrastructure;

•	the impairment of acquired intangible assets and goodwill;

•	costs associated with any credit support activities we engage in with regard to funds managed by our subsidiaries;

•	potential restrictions on the business of, and withdrawal of capital from, certain of our subsidiaries due to net capital requirements;

•	unanticipated costs that may be incurred by Legg Mason from time to time to protect client goodwill, to otherwise support investment products or in connection with litigation or regulatory proceedings; and

•	the effect of any acquisitions and dispositions, including prior acquisitions.

Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements.  We have no duty to update any of the forward-looking statements after the date of this prospectus.  In assessing these forward-looking statements you should carefully consider the factors discussed under the captions “Risk Factors” in this prospectus, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements” and “Risk Factors” in our Quarterly Reports on Form 10-Q, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2012 filed with the SEC on May 25, 2012.

We caution the reader that these risk factors may not be exhaustive.  We operate in a continually changing business environment, and new risks emerge from time to time.  Management cannot predict such new risks or the impact of such new risks on our businesses.  Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all the information that may be important to you.  For a more complete understanding of our company, the warrants and our common stock, we encourage you to read carefully this entire prospectus and the documents incorporated by reference in this prospectus, including the financial statements and related notes thereto, and the information set forth under “Risk Factors.” In addition, certain statements in this prospectus and the documents incorporated herein by reference are forward-looking statements which involve risks and uncertainties. See “Forward-Looking Statements.”

Our Company

Legg Mason is a global asset management company.  Acting through our subsidiaries, we provide investment management and related services to institutional and individual clients, company-sponsored mutual funds and other pooled investment vehicles.  We offer these products and services directly and through various financial intermediaries.  We provide our asset management services through a number of asset managers, each of which generally markets its products and services under its own brand name and, in many cases, distributes retail products and services through a centralized retail distribution network.

Legg Mason, Inc. was incorporated in Maryland in 1981 to serve as a holding company for its various subsidiaries.  The predecessor companies to Legg Mason trace back to Legg & Co., a Maryland-based broker-dealer formed in 1899.  Our subsequent growth has occurred primarily through internal expansion and the acquisition of asset management and broker-dealer firms.  In December 2005, Legg Mason completed a transaction in which it sold its primary broker-dealer businesses to concentrate on the asset management industry.

Our principal executive offices are located at 100 International Drive, Baltimore, Maryland 21202, and our telephone number is (410) 539-0000. Our website is located at www.leggmason.com. The information on or connected to this website is not part of this prospectus.

Summary of the Offering

Securities Offered	14,204,545 warrants to purchase shares of our common stock, par value $0.10 per share, and shares of our common stock issuable upon exercise of the warrants.

Expiration Date	The expiration date of the warrants is July 15, 2017.

Exercise Price	The exercise price of the warrants is $88.00 per share, subject to adjustment as described under “Description of Warrants—Adjustments to the Exercise Price and Number of Warrant Shares.”

Exercise of the Warrants
Each warrant may be exercised any time prior to 5:00 p.m. on the expiration date at the option of the holder thereof to purchase one share of our common stock, subject to adjustment, at the exercise price.  The exercise price will not be payable in cash.  Instead, upon exercise of any warrants, we will deliver, at our option, either a number of shares of our common stock (and cash in lieu of fractional shares) or an amount of cash, in each case, with a value equal to the product of (i) the difference between the exercise value of the number of warrant shares per warrant and the exercise price and (ii) the number of warrants being exercised, determined as described under “Description of Warrants—Exercise and Settlement of the Warrants” below.  The exercise value of the number of warrant shares for any warrant will be determined based on the volume-weighted average price of our common stock on each trading day during a 20-consecutive trading day period commencing on the third scheduled trading day following the relevant exercise date (the “observation period”).

Adjustment to Exercise Price Upon a Make-Whole Event
If and only to the extent you elect to exercise your warrants in connection with a make-whole event, we will increase the number of warrant shares for such warrants by a number of additional shares, as described under “Description of Warrants—Adjustments to the Exercise Price and Number of Warrant Shares—Adjustment to Number of Warrant Shares Upon a Make-Whole Event.”

In no event will the number of warrant shares per warrant, as increased by any such additional shares, be more than 1.1309, subject to anti-dilution adjustments as described under “Description of Warrants—Adjustment to the Exercise price and Number of Warrant Shares—Adjustment to Number of Warrant Shares Upon a Make-Whole Event.”

Use of Proceeds
We will not receive any proceeds from the sale of the warrants or the shares of our common stock issuable upon exercise of the warrants which may be sold pursuant to this prospectus for the respective accounts of the selling securityholders.

Form and Book-Entry Procedures
The warrants have been issued in certificated form and registered in the name of the KKR Fund on the warrant register by American Stock Transfer & Trust Company, LLC, as warrant agent.  Prior to any transfers or sales by any selling securityholder, we expect the warrants to be transferred into the form of one or more global warrants, registered in the name of The Depository Trust Company (“DTC”), or its nominee, and delivered by the warrant agent to DTC, or its custodian, for crediting to the accounts of its participants pursuant to the DTC procedures.  See “Description of Warrants—Form and Book-Entry Procedures.”

Trading
We do not intend to apply for listing of the warrants on any securities exchange or for inclusions of the warrants in any automated quotation system.  No assurance can be given as to the liquidity of the trading market for the warrants.

NYSE Symbol for Common Stock	Our common stock is quoted on the New York Stock Exchange under the symbol “LM.”

Certain U.S. Federal Income Tax Considerations
See “Certain U.S. Federal Income Tax Considerations” for a discussion of the U.S. federal income tax considerations applicable to the purchase, ownership and disposition of the warrants and our common stock.

Risk Factors
See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before purchasing the warrants or our common stock.

Warrant Agent	American Stock Transfer & Trust Company, LLC.

RISK FACTORS

An investment in our warrants and shares of our common stock involves a high degree of risk.  You should carefully consider the risks described below, and the other information included or incorporated by reference in this prospectus, including the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, before making an investment decision.  Additional risks as well as updates or changes to the risks described below or incorporated by reference herein, may be included in a prospectus supplement or other offering material.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  In addition, please read “Forward-Looking Information” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.  Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to the Warrants and our Common Stock

The warrants are a risky investment and you may not be able to recover the value of your investment in the warrants.

As indicated on the first page of this prospectus, on August 9, 2012, the closing sale price of shares of our common stock on the New York Stock Exchange was $26.00 per share.  This is below the exercise price of the warrants, which is $88.00 per share, subject to customary anti-dilution adjustments as described below under the caption “Description of Warrants—Adjustments to the Exercise Price and Number of Warrant Shares.”  Unless the value of our common stock exceeds the exercise price of the warrants, the warrants may never have a significant value or develop a market for trading.

The warrants are exercisable only until July 15, 2017.  Generally, a component of the value of option securities such as the warrants is time until expiration and, as the period of time until expiration of the warrants decreases, the trading price of the warrants will, holding other variables constant, likely decline.  In the event our common stock price does not increase to the level discussed above during the period when the warrants are exercisable, you will likely not be able to recover the value of your investment in the warrants.  In addition, if our common stock price remains below the exercise price of the warrants, the warrants may not have any value, in which case you will lose your entire investment.  There can be no assurance that the market price of our common stock will exceed the exercise price or the price required for you to achieve a positive return on your investment at any point prior to the expiration date.  You should be prepared to sustain a total loss of the purchase price of your warrants.

There is no existing market for the warrants, and you cannot be certain that an active market will be established.

Prior to this offering, there has been no existing trading market for the warrants.  If the market price of our common stock remains below the exercise price of the warrants, a trading market is unlikely to develop.  If a trading market develops, the price at which you purchase any warrants offered pursuant to this prospectus may not be indicative of the price that will prevail in any trading market following this offering.  The trading price for the warrants may decline below the price at which you purchase the warrants and may be volatile.  The liquidity of any market for the warrants will depend on a number of factors, including, but not limited to:

•	the number of warrants, if any, that we or investors purchase;

•	the number of warrants that selling securityholders sell pursuant to this prospectus;

•	the number of holders of the warrants;

•	the performance of our business;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the warrants; and

•	the market price of our common stock.

In addition, many of the risks that are described elsewhere in this “Risk Factors” section and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 could materially and adversely affect the trading price of the warrants.

Purchasers of warrants who exercise their warrants for shares of our common stock could incur immediate and future dilution.

Upon exercise of your warrants for shares of our common stock, you could experience immediate and substantial dilution if the exercise price of your warrants at the time was higher than the net tangible book value per share of our outstanding common stock.  In addition, you will experience dilution, except in limited circumstances pursuant to the anti-dilution protections contained in the warrants and described in this prospectus, if we issue additional shares of our common stock, including under our stock option plans or other employee or director compensation plans.

The trading price of the warrants will be directly affected by the market price of our common stock, which may be volatile.

To the extent a secondary market develops for the warrants, the market price of our common stock will significantly affect the trading price of the warrants.  This may result in greater volatility in the trading price of the warrants than would be expected for warrants to purchase securities other than our common stock.  The market price of our common stock could be subject to significant fluctuations due to factors described below under “—Future sales of shares of our common stock may depress its market price,” and “—Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the warrants,” and we cannot predict how shares of our common stock will trade in the future.  Increased volatility could result in a decline in the market price of our common stock and, in turn, in the trading price of the warrants.  The price of our common stock also could be affected by possible sales of common stock by investors who view the warrants as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock.  The hedging or arbitrage of our common stock could, in turn, affect the trading price of the warrants.

Holders of the warrants will have no rights as common stockholders until they acquire our common stock.

If you hold the warrants, you will have no rights with respect to our common stock, including rights to dividend payments, if any, rights to vote in the election of directors or rights to respond to tender offers, but you will be subject to all changes affecting the common stock.  You will only be entitled to exercise the rights of a common stockholder if and when we deliver shares of common stock to you upon exercise of your warrants with respect to matters for which the record date occurs after the date you become holder of record of such shares as described under “Description of Warrants — No Rights as Stockholders.”  For example, in the event that an amendment is proposed to our articles of incorporation or bylaws which requires stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you become record holder of any shares of common stock deliverable upon exercise of your warrants, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock with respect to any shares of our common stock that you receive upon exercise of your warrants.  However, as described under “Description of Warrants—Exercise and Settlement of the Warrants,” we may, in our sole discretion, elect to pay cash upon exercise of any warrants in lieu of delivering any shares of our common stock.

The exercise price and the number of warrant shares may not be adjusted for all dilutive events.

The exercise price and the number of warrant shares are subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described below under “Description of Warrants—Adjustments to the Exercise Price and Number of Warrant Shares.”  The exercise price and the number of warrant shares will not be adjusted, however, for other events, such as a third-party tender or exchange offer, a merger or reorganization in which our common stock is acquired for cash or an issuance of common stock for cash, each of which may adversely affect the market price of the warrants or our common stock, except under limited circumstances as described under “Description of Warrants—Adjustments to the Exercise Price and Number of Warrant Shares.”  Other events that adversely affect the value of the warrants may occur that do not result in an adjustment to the exercise price or the number of warrant shares.

The adjustment to the number of warrant shares for warrants exercised in connection with a make-whole event may not adequately compensate you for the lost option time value as a result of such make-whole event.

If you elect to exercise your warrant in connection with a “make-whole event,” we may be required to increase the number of warrant shares with respect to such exercised warrants as described under “Description of Warrants—Adjustments to the Exercise Price and Number of Warrant Shares—Adjustment to Number of Warrant Shares Upon a Make-Whole Event.” While the increase to the number of warrant shares with respect to such exercised warrants is designed to compensate you for the lost option time value of your warrants as a result of a make-whole event, they are only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if the “stock price” (as such term is defined under “Description of Warrants—Adjustments to the Exercise Price and Number of Warrant Shares—Adjustment to Number of Warrant Shares Upon a Make-Whole Event”) of our common stock with respect to a make-whole event is greater than $180.00 per share or less than $71.64 per share (in each case, subject to anti-dilution adjustments), there will be no increase to the number of warrant shares upon exercise of any warrant in connection with such make-whole event. Moreover, in no event will the number of warrant shares per warrant be more than 1.1309 (subject to anti-dilution adjustments).  Our obligation to increase the number of warrant shares with respect to such exercised warrants could be considered a penalty, in which case the enforceability of this obligation would be subject to general principles of reasonableness of economic remedies.

The warrant agreement is not an indenture qualified under the Trust Indenture Act of 1939, and the obligations of the warrant agent are limited.

The warrant agreement is not an indenture qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and the warrant agent is not a trustee qualified under the TIA.  Accordingly, holders of the warrants will not have the benefits of the protections of the TIA.  Under the terms of the warrant agreement, the warrant agent will have only limited obligations to the holders of the warrants.  Accordingly, it may in some circumstances be difficult for holders of the warrants, acting individually or collectively, to take actions to enforce their rights under the warrants or the warrant agreement.

Hedging arrangements relating to the warrants may affect the value of our common stock.

In order to hedge their positions, holders of the warrants may enter into derivative transactions with respect to shares of our common stock, may unwind or adjust derivative transactions and may purchase or sell shares of our common stock in secondary market transactions.  The effect, if any, of any of these activities on the market price of shares of our common stock will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of shares of our common stock.

Recent regulatory actions may adversely affect the trading price and liquidity of the warrants.

We expect that investors in, and potential purchasers of, the warrants may employ, or seek to employ, an arbitrage strategy with respect to the warrants. Investors that employ an arbitrage strategy with respect to warrants typically implement that strategy by selling short the common stock underlying the warrants and dynamically adjusting their short position while they hold the warrants.  Investors may also implement this hedging strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock), including Rule 201 of SEC Regulation SHO, the SRO pilot program of the Financial Industry Regulatory Authority, Inc. (“FINRA”), which will be replaced by FINRA’s “Limit Up-Limit Down” program as of February 4, 2013, market-wide circuit breaker systems that halt trading of stock for certain periods following specific market declines, and rules stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”).  Although the direction and magnitude of the effect that these rules or any amendments thereto may have on the trading price and the liquidity of the warrants will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of equity-linked instruments.  Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the warrants to effect short sales of our common stock, including the amendments to Regulation SHO, FINRA and exchange rule changes and the implementation of Dodd-Frank, could similarly adversely affect the trading price and the liquidity of the warrants.

You may be subject to tax upon an adjustment to the exercise price or the number of warrant shares of our common stock even though you do not receive a corresponding cash distribution.

The exercise price of the warrants and the number of shares of our common stock underlying the warrants are subject to adjustment in certain circumstances.  To the extent any such adjustment or failure to adjust results in an increase in your proportionate interest in our assets or our earnings and profits, you will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent deemed paid out of our earnings and profits without the receipt of any cash.  If you are a non-U.S. holder, such deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against shares of our common stock to be delivered upon exercise of warrants.  Under proposed regulations relating to certain “dividend equivalent” payments, an adjustment to the exercise price of the warrants or the number of shares of common stock underlying the warrants as a result of a dividend on our common stock may be subject to withholding tax at a different time or in a different amount than the withholding tax otherwise imposed on dividends and deemed dividends.  See “Certain U.S. Federal Income Tax Considerations” in this prospectus.

A holder of the warrants who exercises the warrants may become subject to all of the risks and uncertainties faced by holders of our common stock.

A holder of warrants who exercises the warrants may become subject to all of the risks and uncertainties associated with ownership of our common stock if we elect, in our sole discretion, or are deemed to have elected, to deliver shares of our common stock rather than cash to such holder upon exercise of such warrants.  As such, a holder of the warrants may have exposure to the risks and uncertainties facing us and our subsidiaries generally, which are more fully described below and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and incorporated into this prospectus by reference.

Future sales of shares of our common stock may depress its market price.

We are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities.  In the future, we may sell additional shares of our common stock to raise capital and may issue substantial amounts of additional shares of our common stock, including shares issuable upon exercise of outstanding options.  We may also sell shares in connection with future acquisitions or for other purposes, including to finance our operations and business strategy or to adjust our ratio of debt to equity.  Such sales or the perception that such sales could occur, may have a harmful effect on prevailing market prices for our common stock and our ability to raise additional capital in the financial markets at a time and price favorable to us.  The price of our common stock could also be affected by possible sales of our common stock by investors who view the warrants being offered in this offering as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect will develop involving our common stock.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the warrants.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies.  The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus or the documents we have incorporated by reference in this prospectus or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors, trading counterparties or suppliers regarding their own performance, as well as regulatory changes or developments, government actions or announcements, industry conditions and general financial, economic and political instability.  To the extent that a secondary market develops for the warrants, a decrease in the market price of our common stock would likely adversely impact the trading price of the warrants.  The price of our common stock could also be affected by possible sales of our common stock by investors who view the warrants as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock.  This trading activity could, in turn, affect the trading prices of the warrants.

Although we have paid cash dividends in the past, we may not pay cash dividends in the future.

We have a history of paying dividends to our securityholders when sufficient cash is available.  However, future cash dividends will depend upon our results of operations, financial condition, cash requirements and other factors, including the ability of our subsidiaries to make distributions to us, which ability may be restricted by statutory, contractual or other constraints.  Also, there can be no assurance that we will continue to pay dividends even if the necessary financial conditions are met and if sufficient cash is available for distribution.  The declaration of dividends is subject to the discretion of our board of directors.  On April 30, 2012, our board of directors declared a regular, quarterly dividend of $0.11 per share, increasing the regular, quarterly dividend paid on shares of our common stock.  This increase in our quarterly dividend continues a trend of increases in our quarterly dividend; however, this trend may not continue and could be reversed.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the warrants by the selling securityholders.  We will bear certain expenses of the registration of the shares under federal and state securities laws.

DESCRIPTION OF WARRANTS

The following is a brief description of the terms of the warrants being sold by the selling securityholders.  In this description, “we,” “our,” “us” and Legg Mason refer to Legg Mason, Inc. and not to any subsidiary of Legg Mason, Inc.  This description is a summary and does not purport to be complete in all respects.  This description is subject to, and qualified in its entirety by reference to, the form of warrant certificate and warrant agreement, copies of which have been filed with the SEC.  You should read the form of warrant certificate and the warrant agreement because they, and not this description, define your rights in respect of the warrants.

General

Each warrant initially represents the right to purchase one share of our common stock at an exercise price of $88.00 per share.  The number of shares of our common stock that a warrant confers a right to purchase, which we refer to as the “number of warrant shares,” and the exercise price per warrant (the “exercise price”) are subject to the adjustment as described below under the heading “—Adjustments to the Exercise Price and Number of Warrant Shares.”  The exercise price will not be payable in cash.  Instead, the amount of cash or the number of shares of our common stock payable or deliverable to holders upon exercise of the warrants will be reduced by an amount or a number of shares with a value equal to the aggregate exercise price of the warrants as described under “—Exercise and Settlement of the Warrants” below.

The warrants were issued pursuant to a warrant agreement, dated May 23, 2012, or the “warrant agreement,” between us and American Stock Transfer & Trust Company, LLC, as warrant agent.  The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of the warrants.

Form and Book-Entry Procedures

The warrants have been issued in certificated form and registered in the name of the KKR Fund on the warrant register by American Stock Transfer & Trust Company, LLC, as warrant agent.  We expect the warrants to be transferred into the form of one or more global warrants prior to any transfers or sales by any selling securityholder.  Each global warrant will be registered in the name of The Depository Trust Company (“DTC”), or its nominee, and will be delivered by the warrant agent to DTC, or its custodian, for crediting to the accounts of its participants pursuant to the DTC procedures.

Prior to transfer to global form, any transfer and exchange of warrants or beneficial interests therein will be effected through the warrant agent’s book-entry procedures.

Following the transfer of the certificated warrants to global form, beneficial interests in the warrants will be shown on, and transfers of beneficial interests in the warrants will be effected only through, records maintained by DTC, or its nominee, and any such interests will not be exchangeable for certificated warrants unless DTC notifies us that it is unwilling or unable to continue as depository for the warrants or ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each such case, a successor depository to DTC is not appointed by us within 90 days.

Exercise and Settlement of the Warrants

The initial exercise price applicable to each warrant is $88.00 per share of our common stock, subject to adjustment as described below under the headings “—Adjustments to the Exercise Price and Number of Warrant Shares.”  The warrants may be exercised, in whole or in part, at any time prior to 5:00 p.m., New York City time, on July 15, 2017 (the “expiration date”).  Any warrants not exercised prior to such time will be deemed to be automatically exercised by the holder thereof immediately prior to such time on the expiration date (provided that in no event shall any cash or shares of our common stock be due from us in connection with the settlement of such warrants if the exercise value for each trading day in the relevant observation period, as defined below, is less than or equal to the exercise price for such warrants on such trading day).

To exercise a warrant held in definitive form, the holder of the warrant must surrender the warrant certificate evidencing such warrant to the warrant agent, duly endorsed for transfer, complete and manually sign the exercise notice on the back of the warrant, deliver the exercise notice to the warrant agent and pay any applicable transfer taxes.  To exercise a warrant in global form, the holder must follow the relevant procedures of DTC.  The date on which a holder of the warrant complies with the requirements for exercise in respect of a warrant by 5:00 p.m. New York time on that date is the “exercise date” for such warrant, unless such day is not a business day in which case it will be the next succeeding day which is a business day.

For each warrant exercised, we may elect either “net share settlement” or “cash settlement.”  We may elect the settlement method for any exercised or deemed exercised warrants by delivering, through the warrant agent, a settlement notice setting forth the relevant settlement method to the holders of such warrants no later than the close of business on the trading day immediately following the relevant exercise date.  If we do not elect a settlement method prior to such deadline, we will no longer have the right to elect cash settlement and, instead, we will deemed to have elected net share settlement.

If we elect or are deemed to have elected “net share settlement,” then an exercising holder of the warrant will be entitled to receive, on the settlement date for each warrant being exercised, a number of shares of our common stock equal to the sum of the daily share amounts (as defined below) for each of the 20 trading days during the 20 consecutive trading day period beginning on the third scheduled trading day following the related exercise date (the “observation period”) and cash in respect of any fractional shares, as described below.  If we elect “cash settlement,” then an exercising holder of the warrant will be entitled to receive, on the settlement date for the warrants being exercised, an amount of cash equal to the sum of the daily cash amounts (as defined below), for each of the 20 trading days during the observation period.  The settlement date for an exercised warrant will be the third business day following the final trading day in the observation period.

For purposes of this section, the following definitions will apply:

“Daily cash amount” means for each warrant, for each of the 20 trading days during the observation period, to the extent the exercise value exceeds the exercise price on such trading day, an amount of cash equal to 1/20th of such excess.

“Daily share amount” means for each warrant, for each of the 20 trading days during the observation period, to the extent the exercise value exceeds the exercise price on such trading day, a number of shares of our common stock equal to 1/20th of (A) such excess divided by (B) the VWAP of the shares of our common stock for such trading day.

“Exercise value” means, for any trading day during the observation period, (i) the number of warrant shares as of such trading day, multiplied by (ii) the VWAP of the shares of our common stock (or any publicly-traded equity securities into which shares of our common stock have been converted in connection with any reorganization) on such trading day.

“VWAP” per share of our common stock on any trading day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page LM.N <Equity> VWAP (or any successor thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day or, with respect to any other publicly-traded equity security, “VWAP” per share of such publicly-traded equity security on any trading day means the per share volume-weighted average price as displayed on Bloomberg (or any successor service) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or, in either case, if such volume-weighted average price is unavailable, the market value per share of our common stock or such publicly-traded equity security on such trading day, as determined by a nationally recognized investment banking firm retained for this purpose by us using a volume-weighted method).

We will not issue fractional shares of our common stock upon any exercise of the warrants.  If any fractional share of our common stock would be issuable upon exercise by any holder of the warrant, we will pay the holder cash in respect of such fractional share based on the VWAP per share of our common stock on the last trading day in the observation period.  The number of shares of our common stock deliverable upon exercise of any warrants by a holder at any time will be computed on an aggregate basis for all warrants exercised by such holder at such time.

In connection with the delivery of shares of our common stock to an exercising holder of a warrant, the warrant agent will cause to be registered in our direct registration system in such name or names as the exercising holder may designate a number of full shares of common stock so purchased upon exercise of such warrants.

In connection with the delivery of cash to an exercising holder of a warrant, we will pay the relevant amount by wire transfer in immediately available funds to the exercising holder’s account within the United States, or, with respect to a Global Warrant, to the account of DTC or its nominee.

A holder will not be required to pay any documentary, stamp or similar issue or transfer taxes relating to the issue or delivery of any shares of our common stock upon exercise of the warrants if net share settlement applies, but will be required to pay such tax relating to any transfer involved in the issue or delivery shares of our common stock in a name other than of such holder.  Certificates representing shares of our common stock will not be issued or delivered unless all taxes, if any, payable by a holder have been paid.

The shares of our common stock issuable upon exercise of the warrants have been approved for listing on the NYSE under the symbol “LM.”

No Rights as Stockholders

Holders of unexercised warrants, as such, have no rights as stockholders of our common stock and are not entitled to exercise any rights whatsoever as stockholders of our common stock, including, but not limited to the rights to (i) receive dividends or other distributions except as expressly provided in the warrant agreement, (ii) receive notice of or vote at any meeting of our stockholders, (iii) consent to any action of our stockholders, (iv) receive notice of any other of our proceedings or (v) exercise any preemptive right.

Amendments to the Warrant Agreement

We and the warrant agent may amend the warrant agreement without the consent of any holder of the warrants for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained in the warrant agreement or adding or changing any other provisions with respect to matters or questions arising under the warrant agreement as we and the warrant agent may deem necessary or desirable; provided, however, that such action shall not adversely affect the rights of any of holders of the warrants.  Any amendment or supplement to the warrant agreement that has an adverse effect on the interests of any of holder of the warrants shall require the written consent of holders of the warrants of a majority of the then outstanding warrants; provided further that the consent of each holder affected thereby shall be required for any amendment pursuant to which:

•	the exercise price would be changed (other than pursuant to adjustments provided for in “—Adjustments to the Exercise Price and Number of Warrant Shares”);

•
the number of shares issuable upon exercise of the warrants would be decreased or the kind or amount of other property issuable upon exercise of the warrants would be changed or decreased, as applicable (in each case, other than pursuant to adjustments provided for in “—Adjustments to the Exercise Price and Number of Warrant Shares”);

•	the time period during which the warrants are exercisable would be shortened or a holder’s right to exercise the warrants would otherwise be materially impaired; or

•	the percentage of holders required to amend the warrants or the warrant agreement would be reduced.

In determining whether holders of the required number of warrants have concurred in any direction, waiver or consent, only warrants outstanding at the time shall be considered in any such determination, and warrants known to the warrant agent to be owned by us shall be disregarded and deemed not to be outstanding.  We or the warrant agent may set a record date for any such direction, waiver or consent and only the holders as of such record date shall be entitled to make or give such direction, waiver or consent.

Adjustments to the Exercise Price and Number of Warrant Shares

Adjustments to the Exercise Price

The exercise price will be adjusted as described below, except that we will not make any adjustments to the exercise price if holders may participate, as a result of holding the warrants, in any of the transactions described below, at the same time and on the same terms as holders of our common stock participate as if they held a number of shares of our common stock equal to the number of warrant shares underlying their warrants, without having to exercise their warrants.

(1)
If we issue shares of our common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the exercise price will be adjusted based on the following formula:

EP1 = EP0 x (OS0 / OS1)

where,

EP0 =	the exercise price in effect immediately prior to the ex-date of such dividend or distribution, or the effective date of such share split or combination, as applicable;

EP1 =	the exercise price in effect immediately after the opening of business on such ex-date or effective date, as applicable;

OS0 =	the number of shares of our common stock outstanding immediately prior to such ex-date or effective date, as applicable; and

OS1 =
the number of shares of our common stock outstanding immediately after the opening of business on such ex-date or effective date after giving effect to such dividend, distribution, share split or share combination.

Such adjustment will become effective immediately after the opening of business on the ex-date or effective date, as applicable.  To the extent that a dividend, distribution, share split or share combination of the type described in this clause (1) is declared but so paid or made, the exercise price shall again be readjusted to the exercise price that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

(2)
If we issue to all or substantially all holders of our common stock any rights or warrants (other than rights or warrants described in clause (3) below) entitling them, for a period of not more than 45 calendar days from the date of such distribution, to subscribe for or purchase shares of our common stock, at a price per share less than the average of the closing sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights or warrants, the exercise price will be adjusted based on the following formula:

EP1 = EP0 x (OS0 + Y) / (OS0 + X)

where,

EP0 =	the exercise price in effect immediately prior the ex-date for such issuance;

EP1 =	the exercise price in effect immediately after the opening of business on such ex-date;

OS0 =	the number of shares of our common stock outstanding immediately prior to such ex-date;

X =	the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y =
the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the closing sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights or warrants.

Such adjustment will become effective immediately after the opening of business on the ex-date for such issuance.  To the extent that shares of ours common stock are not delivered after the expiration of such rights or warrants, the exercise price will be readjusted to the exercise price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of our common stock actually delivered.  If such rights or warrants are not so issued, the exercise price will be readjusted to be the exercise price that would then be in effect if the ex-date for such issuance had not occurred.

(3)
If we distribute shares of our capital stock (other than our common stock), evidences of our indebtedness, other assets or property or rights, or warrants to acquire our capital stock or other securities (“distributed assets”), to all or substantially all holders of our common stock, excluding:

•	dividends or distributions described in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash;

•
any dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the consideration due upon exercise of the warrants under “—Reorganization” below; and

•	spin-offs to which the provisions set forth below in this clause (3) shall apply,

then the exercise price will be adjusted based on the following formula:

EP1 = EP0 x (SP0 – FMV) / SP0

where,

EP0 =	the exercise price in effect immediately prior to the ex-date for such distribution;

EP1 =	the exercise price in effect immediately after the opening of business on such ex-date;

SP0 =	the average of the closing sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex-date for such distribution; and

FMV =	the fair market value on the ex-date for such distribution (as determined in good faith by our board of directors) of the distributed assets with respect to each outstanding share of our common stock.

No adjustment will be made to the exercise price under this clause (3) in the event that (i) the fair market value of the distributed assets applicable to one share of our common stock is equal to or greater than the average closing sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex-date for such distribution, or (ii) such average closing sale prices exceeds such fair market value by less than $1.00.  In such cases, in lieu of the foregoing adjustment under this clause (3), each holder of warrants shall have the right to receive, at the same time as our common stockholders and in addition to the shares of our common stock (if any) issuable upon exercise of the warrants, for each warrant, the kind and amount of distributed assets such holder would have received had such holder owned a number of shares of our common stock equal to the number of warrant shares underlying such warrant immediately prior to the ex-date for such distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the exercise price will be increased based on the following formula:

EP1 = EP0 x MP0 / (FMV0 + MP0)

where,

EP0 =	the exercise price in effect immediately prior to the end of the valuation period (as defined below);

EP1 =	the exercise price in effect immediately after the end of the valuation period;

FMV0 =
the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading day period after, and including, the effective date of the spin-off (the “valuation period”); and

MP0 =	the average of the closing sale prices of our common stock over the valuation period.

The adjustment to the exercise price under the preceding paragraph will occur on the last day of the valuation period; provided that in respect of any exercise of warrants during the valuation period, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the exercise date in determining the applicable exercise price.

To the extent that a dividend or distribution described in this clause (3) is not so paid or made, the exercise price will be readjusted to the exercise price that would then be in effect if such dividend or distribution had not been declared.

(4)
If any distribution, by dividend or otherwise, consisting exclusively of cash is made to all or substantially all holders of our common stock, other than (i) regular quarterly cash dividends (as determined in good faith by our board of directors) that do not exceed $0.24 per share of our common stock (the “initial dividend threshold”) and (ii) dividends or distributions made in connection with our liquidation, dissolution or winding-up or upon a merger or consolidation, the exercise price will be adjusted based on the following formula:

EP1 = EP0 x (SP0 – C) / SP0

where,

EP0 =	the exercise price in effect immediately prior to the ex-date for such distribution;

EP1 =	the exercise price in effect immediately after the opening of business on the ex-date for such distribution;

SP0 =	the closing sale price of our common stock on the trading day immediately preceding the ex-date for such distribution; and

C =
the amount in cash per share we distribute to holders of our common stock in excess of the initial dividend threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend (as determined in good faith by our board of directors), the initial dividend threshold will be deemed to be zero.

Whenever the exercise price is adjusted, the initial dividend threshold will be adjusted by multiplying such initial dividend threshold by a fraction, the numerator of which is the exercise price prior to adjustment and the denominator of which is the exercise price following such adjustment.

An adjustment to the exercise price made pursuant to this clause (4) will become effective on the ex-date for such dividend or distribution.  To the extent that such distribution is not so paid or made, the exercise will be readjusted to the exercise price that would then be in effect if such distribution had not been declared.

No adjustment will be made to the exercise price under this clause (4) in the event that (i) the portion of cash so distributed applicable to one share of our common stock is equal to or greater than the closing sale price of our common stock on the trading day immediately preceding the ex-date for such distribution, or (ii) such closing sale price exceeds such fair market value by less than $1.00.  In such cases, in lieu of the foregoing adjustment under this clause (4), each holder of warrants shall have the right to receive, at the same time as our common stockholders and in addition to the shares of our common stock (if any) issuable upon exercise of the warrants, for each warrant, the amount of cash such holder would have received had such holder owned a number of shares of our common stock equal to the number of warrant shares underlying such warrant immediately prior to the ex-date for such distribution.

(5)
If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the exercise price will be increased based on the following formula:

EP1 = EP0 x (SP1 x OS0) / (AC + (SP1 x OS1))

where,

EP0 =	the exercise price in effect on immediately prior to the effective date of the adjustment;

EP1 =	the exercise price in effect immediately after the effective date of the adjustment;

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

OS1 =
the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires excluding, to the extent applicable, any shares purchased pursuant to such tender offer or exchange offer;

OS0 =	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires; and

SP1 =	the closing sale price of our common stock on the trading day next succeeding the date such tender or exchange offer expires.

For purposes of this clause (5), the “effective date of the adjustment” will mean the close of business on the trading day next succeeding the date such tender or exchange offer expires.

Notwithstanding the foregoing, no adjustment will be made to the exercise price under this clause (5) as a result of a tender offer solely to holders of fewer than 100 shares of our common stock.

Except as stated herein, we will not adjust the exercise price for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.  If, however, the application of the foregoing formulas would result in an increase in the exercise price, no adjustment to the exercise price will be made (other than as a result of a share combination).

As used in this section, “ex-date” means, for any issuance or distribution, the first date on which the shares of our common stock trade regular way on the relevant exchange or in the relevant market from which the closing sale price was obtained, without the right to receive the issuance or distribution in question.

To the extent we have a rights plan in effect upon exercise of any warrants, any shares of our common stock issued upon such exercise will be entitled to receive the appropriate number of rights, if any, as may be provided by the terms of such rights plan.  However, if at the time of exercise the rights have separated from the shares of our common stock in accordance with the provisions of the applicable rights plan so that holders of the warrants would not be entitled to receive any rights in respect of any common stock issuable upon exercise of the warrants, the exercise price will be adjusted pursuant to clause (3) above at the time of separation as if we distributed to all or substantially all holders of our common stock the rights, subject to readjustment in the event of the expiration, termination or redemption of such rights.

To the extent permitted by law, we may (in our sole discretion) make such decreases to the exercise price, in addition to those required by clauses (1) to (5) above, as our board of directors considers to be advisable to avoid or diminish any United States federal income tax to holders of shares of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.  In addition, to the extent permitted by law, we may from time to time decrease the exercise price by any amount for any period of time, if our board of directors determines that such decrease would be in our best interests (which determination will be conclusive).  Whenever the exercise price is decreased under this paragraph, we will mail to holders of record of the warrants a notice of the decrease at least 15 days prior to the effectiveness of the decrease.

Such notice will state the decreased exercise price and the period during which such decreased exercise price will be in effect.

We will not be required to make an adjustment in the exercise price unless the adjustment would require a change of at least 1% in the exercise price.  However, we will carry forward any adjustment that is less than 1% of the exercise price, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, on each trading day of any observation period for any warrants that are exercised.

If we adjust the exercise price pursuant to the above provisions, we will provide notice to holders of the warrants either (1) by mail, (2) by electronic communication or (3) by issuing a press release through Business Wire containing the relevant information and making this information available on our website or through another public medium as we may use at that time.  In addition, we will promptly file with the warrant agent an officers’ certificate setting forth the exercise price after such adjustment and a brief statement of the facts requiring such adjustment.

In any case in which an adjustment to the exercise price will become effective (1) upon the opening of business on an ex-date, or (2) at the close of business on a day after the date a tender or exchange offer expires (each a “determination date”), we may elect to defer, until the occurrence of the applicable distribution, issuance of shares of our common stock or payment (an “adjustment event”) triggering an adjustment to the exercise price (A) issuing to the holder of any warrants exercised after such determination date and before the occurrence of such adjustment event, the additional shares of our common stock, if any, or other securities or property issuable upon such exercise by reason of the adjustment required by such adjustment event over and above the common stock issuable upon such exercise before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fractional shares.

Notwithstanding the foregoing, no adjustment to the exercise price need be made for:

•
the issuance of any shares of our common stock or rights to purchase shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan; or

•
the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries.

Interest will not accrue on any cash into which the warrants are exercisable.

In addition, no adjustment need be made for rights to purchase shares of our common stock pursuant to a Legg Mason plan for reinvestment of dividends or interest or for any issuance of shares of our common stock or convertible or exchangeable securities or rights to purchase shares of our common stock or convertible or exchangeable securities.

Adjustment to the Number of Warrant Shares

Upon each adjustment of the exercise price pursuant to clauses (1) through (5) above, the number of warrant shares per warrant (which shall initially be one share of our common stock) will be adjusted by multiplying the number of warrant shares immediately prior to such adjustment by a fraction, the numerator of which is the exercise price immediately in effect prior to such adjustment and the denominator of which is the exercise price as so adjusted and rounding the result to the nearest 1/10,000th of a share.

Reorganizations

If we:

•	recapitalize, reclassify or change our common stock (other than changes in par value or changes resulting from a subdivision or combination);

•	consolidate, merge or combine with or into any person; or

•	sell, lease, transfer, convey or otherwise dispose of all or substantially all of our assets and those of our subsidiaries taken as a whole to another person,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “reorganization”) then, at and after the effective date of the reorganization, each outstanding warrant will become exercisable only into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) a holder of a number of shares of our common stock equal to the number of warrant shares underlying such warrant immediately prior to such reorganization would have owned or been entitled to receive upon such reorganization, and, prior to or at the effective time of such reorganization, we or the successor entity or purchasing person, as the case may be, will execute an agreement with the warrant agent confirming the rights of the holders of the warrants pursuant to this paragraph and providing for such change in the right to exercise each warrant.  If holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration into which the warrants will be exercisable in connection with such transaction will be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election.

Adjustment to Number of Warrant Shares Upon a Make-Whole Event

If and only to the extent you elect to exercise your warrants in connection with a make-whole event (as defined below), we will increase the number of warrant shares underlying such warrants by a number of additional shares of our common stock (the “additional shares”).  An exercise of warrants will be “in connection with” a make-whole event if the holder exercises such warrants at any time following the effective date of the make-whole event (the “effective date”) but before 5:00 p.m., New York time, on the make-whole termination date (as defined below).  The number of additional shares of our common stock will be determined by reference to the table below, based on the effective date and the price paid per share for our common stock in such make-whole event (the “stock price”).  If holders of our common stock receive only cash in such transaction, the stock price will be the cash amount paid per share.  Otherwise, the stock price will be the average of the closing sale prices of our common stock on the five trading days prior to, but not including, the effective date of such make-whole event.  We will notify you of the anticipated effective date of any make-whole event that we know, or reasonably should know, will occur at least 15 calendar days prior to such anticipated effective date.

A “make-whole event” means the occurrence of any of the following:

(1)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our capital stock that is at the time entitled to vote by the holder thereof in the election of our board of directors (or comparable body); or

(2)
any transaction or event or any series of transactions or events (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) in connection with which all or substantially all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive stock, other securities or other property, assets or cash, other than any merger primarily for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

(3)
the termination of trading of our common stock, which will be deemed to have occurred if, for 30 consecutive trading days, our common stock or other common stock into which the warrants are exercisable is not listed for trading on a U.S. national securities exchange or approved for quotation and trading on a national automated inter-dealer quotation system.

However, a make-whole event will be deemed not to have occurred if at least 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a make-whole event under clause (2) above consists of shares of common stock traded or to be traded immediately following such transaction on a U.S. national securities exchange or national automated inter-dealer quotation system and, as a result of the transaction or transactions, the warrants become exercisable for such common stock and other applicable consideration, subject to the provisions set forth above under “—Reorganizations.”

We will provide to all record holders of the warrants as of the effective date of the make-whole event at their addresses shown in the warrant register (and to beneficial owners to the extent required by applicable law), a written notice of the occurrence of the make-whole event, the resulting adjustment to the number of warrant shares underlying the warrants, and the “make-whole termination date,” which shall be a date that is not less than 20 nor more than 35 calendar days after the date of such notice.

The number of additional shares in the table below will be adjusted in the same manner as and as of any date on which the exercise price of the warrants is adjusted as described above under “—Adjustments to the Exercise Price” in a manner inversely proportional to the adjustments to the exercise price.  In addition, the stock prices set forth in the first column of the table below and in the paragraph immediately following the table below will be simultaneously adjusted to equal the stock prices immediately prior to any adjustment to the exercise price, multiplied by a fraction, the numerator of which is the exercise price immediately prior to the adjustment and the denominator of which is the exercise price as so adjusted.

The following table sets forth the number of additional shares per warrant by which the number of warrant shares underlying such warrant will be increased for exercises of warrants in connection with a make-whole event as described above, based on the effective date and stock price for the make-whole event:

Effective Date
Stock Price	July 15, 2011	July 15, 2012	July 15, 2013	July 15, 2014	July 15, 2015	July 15, 2016	July 15, 2017
$71.64	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
75.00	0.0358	0.0380	0.0387	0.0361	0.0271	0.0083	0.0000
80.00	0.0776	0.0775	0.0755	0.0699	0.0571	0.0326	0.0000
85.00	0.1167	0.1149	0.1109	0.1031	0.0880	0.0602	0.0000
90.00	0.1309	0.1279	0.1226	0.1133	0.0969	0.0679	0.0000
95.00	0.1136	0.1097	0.1035	0.0934	0.0765	0.0479	0.0000
100.00	0.0991	0.0947	0.0879	0.0774	0.0607	0.0336	0.0000
120.00	0.0610	0.0559	0.0489	0.0393	0.0260	0.0087	0.0000
140.00	0.0407	0.0361	0.0302	0.0227	0.0134	0.0035	0.0000
160.00	0.0288	0.0251	0.0204	0.0148	0.0085	0.0023	0.0000
180.00	0.0214	0.0184	0.0148	0.0107	0.0062	0.0019	0.0000

The exact stock price and effective date may not be set forth on the preceding table, in which case:

•
if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•
if the stock price is in excess of $180.00 per share (subject to adjustment in the same manner as and as of any date on which the exercise price of the warrants is adjusted as described above under “—Adjustments to the Exercise Price”), the number of additional shares will be zero;

•
if the stock price is less than $71.64 per share (subject to adjustment in the same manner as and as of any date on which the exercise price of the warrants is adjusted as described above under “—Adjustments to the Exercise Price”), the number of additional shares will be zero.

Notwithstanding the foregoing, in no event will the number of warrant shares underlying any warrant, as increased by the number of additional shares as described above, exceed 1.1309 shares per warrant, such number of shares being subject to adjustment in a manner inversely proportional to the adjustments to the exercise price as described above under “—Adjustments to the Exercise Price.”

Reservation of Shares

Our board of directors has authorized and reserved 16,063,920 shares of our common stock for issuance upon the exercise of all outstanding warrants and will continue to reserve for issuance sufficient shares of our common stock to provide for the exercise of all outstanding warrants, including any additional shares of our common stock that become issuable upon the exercise of outstanding warrants as a result of the adjustments described above, until the expiration date of the warrants.  All such shares will be duly and validly issued, fully paid and non-assessable.

We May Acquire Warrants

We may, except as limited by applicable law, at any time purchase or otherwise acquire warrants at such times, in such manner and for such consideration as we may deem appropriate and will have agreed with the holder of such warrants.

Governing Law

The warrants and the warrant agreement will be governed by New York law.

Information Regarding the Warrant Agent

Under the warrant agreement, American Stock Transfer & Trust Company, LLC is appointed to act as the warrant agent on our behalf in connection with the transfer, exchange, substitution, exercise and cancellation of the warrants and required to maintain a register recording the names and addresses of all registered holders of warrants.  The warrant agent will receive a fee in exchange for performing these duties under the warrant agreement and will be indemnified by us for liabilities not involving willful misconduct, gross negligence or bad faith and arising out of its service as warrant agent.  The warrant agent and its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

The following description sets forth certain general terms of our common stock and preferred stock, our articles of incorporation and bylaws, and certain other agreements.  The description set forth below is not complete, and is subject to, and qualified in its entirety by reference to, our articles of incorporation, including all amendments thereto (our “Articles of Incorporation”) and our bylaws as amended and restated as of July 26, 2011 (our “Bylaws”) which are incorporated by reference.  Additional articles supplementary to our Articles of Incorporation will be adopted for each particular series of the preferred stock that we may issue, which will be filed with the SEC at or before the issuance of the series of preferred stock.

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.10 per share, and 4,000,000 shares of preferred stock, par value $10.00 per share.  As of August 2, 2012, we had 135,057,136 shares of common stock and no shares of preferred stock outstanding.

Common Stock

The holders of shares of our outstanding common stock shall be entitled as a class, share for share, to receive, when and as declared by our board of directors, dividends payable in cash, in property or in shares of preferred or common stock.  We may not pay any dividend (other than in shares of our common stock) or make any distributions of assets on shares of our common stock until cumulative dividends on any preferred stock then outstanding have been paid.

The holders of shares of our common stock shall be entitled to notice of all meetings of stockholders, shall have one vote per share and shall have exclusive voting rights on all questions requiring a vote of stockholders, except as may be provided in articles supplementary or as required by law.  Holders of shares of our common stock are not entitled to cumulative voting for the election of directors.  There are no preemptive, conversion, redemption or sinking fund provisions applicable to our common stock.  This means that holders of more than half of the shares can elect all of the directors and holders of the remaining shares will not be able to elect any directors.

Our Articles of Incorporation and Bylaws used to provide for a classified board of directors consisting of three classes with staggered three-year terms.  In July 2011, our stockholders approved an amendment to our Articles of Incorporation and our board of directors approved a corresponding amendment to our Bylaws, in each case, to provide for phased-in declassification of our board of directors and the annual election of all directors commencing with the 2014 annual meeting of stockholders.  Please see “—Corporate Governance—Board of Directors” below for more information regarding these amendments.

In the event of any dissolution, liquidation or winding up of Legg Mason, the holders of shares of our common stock shall be entitled as a class, share for share, after due payment or provision for payment of our debts and other liabilities and the payment of the full preferential amounts to which the holders of our preferred stock are entitled, to share ratably in our remaining net assets.  A consolidation or merger of Legg Mason shall not be deemed to be a liquidation, dissolution or winding up.

Preferred Stock

Our Articles of Incorporation authorize our board of directors to issue up to 4,000,000 shares of preferred stock from time to time in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by our board of directors and set forth in articles supplementary filed for record with the Maryland State Department of Assessments and Taxation, and as are not contrary to those stated and expressed in our Articles of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i)	The designation of and number of shares constituting such series;

(ii)
The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

(iii)	Whether the shares of such series shall be subject to redemption by us, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv)	The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v)
Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of our capital stock, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vi)	The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise;

(vii)	The restrictions, if any, on the issue or reissue of any additional preferred stock; and

(viii)	The rights of the holders of the shares of such series upon the dissolution or the distribution of our assets.

The preferred stock will be, when issued against payment, fully paid and non-assessable.

Holders of shares of our common stock or preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue.  Each series of preferred stock will rank senior to our common stock as to payment of dividends and/or distribution of assets upon liquidation, and senior to any other stock we issue that is expressly made junior to that series of preferred stock.  Each convertible or exchangeable series of preferred stock will specify the terms on which share of the series are convertible or exchangeable into common stock, another series of preferred stock or debt securities.

Corporate Governance

Two-Tier Business Combination Provision

Maryland law requires the affirmative vote of at least a majority of all of the outstanding shares entitled to vote to approve a merger, consolidation, share exchange or disposition of all or substantially all of our assets.  Our Articles of Incorporation require the affirmative vote of not less than 70% of our then outstanding voting shares to approve any “business combination” of us with any “Related Person” unless certain conditions have been met.  In addition, the 70% vote must include the affirmative vote of at least 55% of the outstanding shares of voting stock held by stockholders other than the Related Person.  Accordingly, the actual vote required to approve the business combination may be greater than the 70%, depending upon the number of shares controlled by the Related Person.  A Related Person is defined to include any person or entity which is, directly or indirectly, the beneficial owner of 15% or more of the outstanding shares of our voting stock, including any affiliate or associate of such person or entity.  The term “business combination” is defined to include a wide variety of transactions between us and a Related Person, including a merger, consolidation, share exchange or sale of assets having a fair market value greater than 10% of the book value of our consolidated assets.

However, if the Related Person pays a “fair price” to our stockholders in the transaction, the 70% requirement would not be applicable and the proposed business combination could be approved by a simple majority of the stockholders unless otherwise required by Maryland law, provided that such affirmative vote includes at least 55% of the voting stock held by persons other than the Related Person.  Under our Articles of Incorporation the “fair price” must be at least equal to the greater of:

•
the highest price paid per share or agreed to be paid by the Related Person to acquire beneficial ownership of any share of our common stock during the 24-month period prior to the taking of such vote; or

•	the highest price per share paid by any person to acquire beneficial ownership of any share of our common stock on the open market during the 24-month period prior to the taking of such vote; or

•	the per share book value of our common stock at the end of the calendar quarter immediately preceding the taking of such vote.

In addition, the “fair price” consideration to be received by our stockholders must be of the same form and kind as the most favorable form and kind of consideration paid by the Related Person in acquiring any of its shares of our common stock.

The special voting provisions are not applicable to a business combination authorized by our board of directors by a vote which includes a majority of our “Disinterested Directors.”  A Disinterested Director is defined to include any member of our board of directors who is not the Related Person (or an affiliate or associate of the Related Person) and who was a director prior to the time that the Related Person became a Related Person, and any successor of a Disinterested Director who is not the Related Person (or an affiliate or associate of the Related Person) and who is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on our board of directors.

Our special voting provisions may not be amended, altered, changed or repealed except by the affirmative vote of at least 70% of the shares of stock entitled to vote at a meeting of the stockholders called for the consideration of such amendment, alteration, change or repeal, and at least 55% of the outstanding shares of stock entitled to vote thereon held by stockholders who are not Related Persons, unless such proposal was proposed by our board of directors by a vote which includes a majority of the Disinterested Directors.

The business combination provisions under our Articles of Incorporation could have the effect of delaying, deterring or preventing a change in control.  Any possible change in control could also be affected by the applicability of certain Maryland anti-takeover statutes dealing with business combinations and acquisitions of controlling blocks of shares, as well as by our classified board of director provisions.

Board of Directors

Currently, our board of directors is divided into three classes of directors serving staggered terms.  On July 26, 2011, our stockholders approved an amendment to the Articles of Incorporation to provide for the phased-in declassification of our board of directors and the annual election of directors commencing with the 2014 annual meeting of stockholders.  Our Articles of Incorporation, as filed with the Maryland State Department of Assessments and Taxation on July 27, 2011, are incorporated by reference herein.

On July 26, 2011, our board of directors approved a corresponding amendment to the Bylaws.  The amendment was made to Article III, Section 2 of the Bylaws, entitled “Number, Tenure and Qualifications” and provides the following:

•	Until the 2014 annual meeting of stockholders, our board of directors shall continue to be classified and divided into three classes;

•
Each director who is serving as a director immediately following the 2011 annual meeting shall hold office until the expiration of the term for which he or she has previously been elected, and until his or her successor shall be duly elected and qualified, or until death, resignation or removal;

•	At the 2012 annual meeting, the successors of the class of directors whose terms expire at that meeting shall be elected for a two-year term expiring at the 2014 annual meeting;

•	At the 2013 annual meeting, the successors of the class of directors whose terms expire at that meeting shall be elected for a one-year term expiring at the 2014 annual meeting; and

•	Commencing with the 2014 annual meeting and at each annual meeting thereafter, all directors will be elected for terms expiring at the next annual meeting.

This summary does not purport to be complete and is qualified in its entirety by reference to the Bylaws, which are incorporated by reference herein.

Unanimous Written Consent; Special Meetings

Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting:

•	if a unanimous consent in writing or by electronic transmission is signed by all the stockholders entitled to vote on the subject matter; or

•
unless our Articles of Incorporation require otherwise, by the holders of any class of stock, other than common stock entitled to vote generally in the election of directors, by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the corporation gives notice of the action to each holder of the class of stock not later than ten days after the effective time of the action.

Special meetings of the stockholders can be called by the chairman of the board, the chief executive officer, the president or a majority of the board of directors.  Special meetings of stockholders shall also be called by the secretary upon written request of the holders of shares entitled to cast no less than a majority of all the votes entitled to be cast in such meeting.

Other Agreements

Warrants Registration Rights Agreement

In connection with the issuance of the warrants, we entered into a registration rights agreement, dated as of May 23, 2012, or the “warrants registration rights agreement,” with the KKR Fund, pursuant to which we agreed to (1) file a shelf registration statement with the SEC covering resales of the warrants and the underlying shares of our common stock issuable upon exercise of the warrants within 90 days after May 23, 2012; and (2) use our commercially reasonable efforts to cause the shelf registration statement to become effective under the Securities Act as promptly as practicable, but in no event later than 180 days after May 23, 2012.  The warrants registration rights agreement does not provide for any liquidated damages or similar remedy if the registration statement, of which this prospectus forms a part, is not effective at the time such effectiveness is required.

Subject to certain suspension periods (as described below), we have agreed to use our commercially reasonable efforts to keep the shelf registration statement effective until the earlier of (1) the date on which all of the warrants and any shares of our common stock issuable upon exercise of the warrants cease to be registrable securities, as defined in the warrants registration rights agreement; and (2) October 13, 2017.  A copy of the warrants registration rights agreement has been filed with the SEC and is incorporated herein by reference.

Under the warrants registration rights agreement, we have the right to suspend use of this prospectus if we determine in good faith that because of a valid business reasons, including, without limitation, plans by us for a registered public offering, an acquisition or other proposed or pending corporate developments and similar events or because of filings with the SEC, it is in our best interests to suspend such use.  We may not suspend the use of this prospectus for a period or periods in excess of 60 days in any 90-day period or an aggregate of 120 calendar days in any 360-day period (as such period may be reduced in accordance with the warrants registration rights agreement); provided that 60 days will be increased to 75 days if we determine in good faith that the disclosure of a previously undisclosed proposed or pending material business transaction would be reasonably likely to impede our ability to consummate such transaction.  We will notify each selling securityholder of any suspension period, but do not need to specify the nature of the event giving rise to a suspension in any such notice.  The warrants registration rights agreement provides that each selling securityholder will keep confidential any communications received by it from us regarding the suspension of the use of the prospectus (including the fact of the suspension), except as required by applicable law.

Selling securityholders who elect to sell any warrants or shares our common stock pursuant to the registration statement of which this prospectus forms a part:

•	will be required to deliver a prospectus to purchasers;

•	will be subject to the civil liability provisions under the Securities Act in connection with any sales; and

•	will be bound by the applicable provisions of the warrants registration rights agreement, including the indemnification obligations applicable to selling securityholders.

Exhibit A to the warrants registration rights agreement contains a form of notice and questionnaire, which must be completed and delivered by a selling securityholder to us before any intended distribution of warrants or shares of our common stock under the registration statement of which this prospectus forms a part.  We have included the form of notice and questionnaire as an exhibit to the registration statement.  If we receive a fully completed questionnaire from a selling securityholder, together with such other information as we may reasonably request, we will prepare and file a prospectus supplement or post-effective amendment, within 20 business days after the receipt of such questionnaire to permit the selling securityholder to deliver a prospectus to purchasers of their shares of our common stock, subject to our right to suspend use of the registration statement as described above; provided that if a post-effective amendment is required, we will not be obligated to file more than one such amendment for all such selling securityholders during one fiscal quarter.   Any selling securityholder that does not complete and deliver a questionnaire or provide such other information as we may reasonably request will not be named as a selling securityholder in the registration statement, of which this prospectus forms a part, and therefore will not be permitted to sell any warrants or shares of our common stock under the registration statement.

Standstill Agreement

In connection with the execution of the note exchange agreement, dated as of May 16, 2012, by and among us and the holders named on Schedule I thereto and the warrant agreement governing the warrants, we entered into an amended and restated standstill agreement on May 23, 2012, or the “amended and restated standstill agreement,” with Kohlberg Kravis Roberts & Co. L.P., or the “KKR Parent,” which amended and restated the standstill agreement, dated as of January 14, 2008, between us and the KKR Parent.  A copy of the amended and restated standstill agreement has been filed with the SEC and is incorporated herein by reference.

Pursuant to the amended and restated standstill agreement, the KKR Parent and its directors, officers, affiliates, employees or consultants agreed that, subject to certain exceptions, for so long as the KKR Parent and its affiliates beneficially own any warrants or a number of shares of our common stock issued upon the exercise of any warrants that exceeds 4.9% of the outstanding shares of our common stock, they will not, directly or indirectly, unless consented to in advance by our chief executive officer or our lead independent director, take certain actions with respect to us and our affiliates, including, without limitation, to (i) effect, seek, offer or propose any acquisition of any of our securities, or rights or options to acquire any of our securities, or any of our assets, indebtedness or businesses or those any of our affiliates, (ii) effect, seek, offer or propose any tender or exchange offer, consolidation, business combination, acquisition, merger, joint venture or other business combination involving us, any of our affiliates or any of our assets or those of our affiliates or (iii) otherwise act, alone or in concert with others, to seek representation on or to control or influence of our management, our board of directors or our policies or to obtain representation on our board of directors or any committee thereof.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

SELLING SECURITYHOLDERS

On May 23, 2012, we issued 14,204,545 warrants to the KKR Fund under the warrant agreement.  The KKR Fund and their transferees, pledges and donees and their successors (collectively, “selling securityholders”) may, from time to time, offer and sell pursuant to this prospectus or a supplement hereto, any or all of the warrants and shares of common stock issuable upon exercise of the warrants, subject to certain conditions set forth in the warrants registration rights agreement (as described above under the caption “Description of Capital Stock—Other Agreements—Warrants Registration Rights Agreement”).  If one or more selling securityholders satisfy the conditions set forth in the warrants registration rights agreement, we will, subject to the terms and conditions of the warrants registration rights agreement, file a prospectus supplement or a post-effective amendment naming such selling securityholders and stating the number of warrants or shares of our common stock offered by such selling securityholders.  No selling securityholders are named in this prospectus.  The registration of the warrants and underlying shares of our common stock to which this prospectus relates does not necessarily mean that the selling securityholders will sell their warrants, that upon any exercise of the warrants we will elect to deliver shares of our common stock instead of cash, or that any shares of our common stock received by selling securityholders upon exercise of their warrants will be sold by the selling securityholders.

In any prospectus supplement or post-effective amendment we file in response to one or more selling securityholders satisfying the terms and conditions of the warrants registration rights agreement, we will include a table setting forth information, as of the date of such filing, with respect to such selling securityholder(s), including the number of warrants or shares of our common stock beneficially owned by, and being offered by, such stockholder(s).  Any selling securityholder named in any such filing may offer all, some or none of the warrants or shares of our common stock it receives upon exercise of its warrants.  Because a selling securityholder may offer all or some portion of such warrants or shares of our common stock, we cannot estimate the number of warrants or shares of our common stock that will be held by the selling securityholder upon termination of any sale.  In addition, any selling securityholder identified in such table may have sold, transferred or otherwise disposed of all or a portion of their warrants or shares of our common stock since the date on which they provided the information regarding their ownership of warrants or our shares of common stock in transactions exempt from the registration requirements of the Securities Act.

Any information presented concerning a selling securityholder will be based on the questionnaire furnished to us by such selling securityholder for the express purpose of including that information in a registration statement for the registration of the resale of the warrants and any shares of our common stock received upon exercise of its warrants.  The form of questionnaire (which is attached as an exhibit to the registration statement, of which this prospectus forms a part) asks for the selling securityholder to provide certain information, including the selling securityholder’s name, address, beneficial ownership of warrants or shares of our common stock to be registered pursuant to the registration statement of which this prospectus forms a part, whether the selling securityholder is, or is affiliated with, a broker-dealer and whether the selling securityholder or any of its affiliates, officers, directors or principal equity holders has held any position or office or has had any other material relationship with us (or our predecessors or affiliates) during the past three years. We will not conduct any independent inquiry or investigation as to the accuracy or truthfulness of information provided to us by a selling securityholder.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the warrants and the shares of common stock issuable upon exercise of the warrants may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.  In this case, any discounts, commissions, concessions or profit they earn on any resale of the warrants or shares of our common stock may be deemed to be underwriting discounts and commissions under the Securities Act.  See “Plan of Distribution” for more information.

We entered into the warrants registration rights agreement with the KKR Fund for the benefit of holders of the warrants and the shares of our common stock issuable upon exercise of the warrants to register their warrants and shares of our common stock under applicable federal and state securities laws under specific circumstances and at specific times.  The warrants registration rights agreement provides for cross-indemnification of the selling securityholders and us and their and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the warrants and shares of our common stock, including liabilities under the Securities Act.  We have agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the warrants and shares of our common stock covered by this prospectus.  See “Plan of Distribution” for more information.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations with respect to your acquisition, ownership and disposition of warrants and any common stock received pursuant to exercising the warrants.  Unless otherwise indicated, this summary addresses only warrants or common stock held by beneficial owners as capital assets (generally, property held for investment purposes) and does not address all of the U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances.  In addition, this summary may not apply if you are subject to special treatment under U.S. federal income tax laws (for example, if you are an insurance company, tax-exempt organization, financial institution, broker or dealer in securities, person that holds warrants or common stock as part of a hedge or other integrated investment (including a “straddle”), person subject to the alternative minimum tax, or a U.S. Holder (as defined below) that has a “functional currency” other than the U.S. dollar).  This summary does not discuss U.S. federal tax matters other than those pertaining to income taxation or any aspect of state, local or non-U.S. taxation.

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations of the foregoing, all as in force and effect as of the date hereof and all of which are subject to change, possibly with retroactive effect.

This summary is not intended as tax advice.  We urge all prospective investors in warrants or common stock to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of warrants or common stock received pursuant to exercising the warrants.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of warrants or common stock that is:

•	an individual citizen or resident of the United States;

•
a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and elected to continue its treatment as a U.S. person.

A “non-U.S. Holder” is a beneficial owner of warrants or common stock (other than a partnership) that is not a U.S. Holder.  If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds warrants or common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.  This summary does not address the tax considerations that may be relevant to you if you are a partner in a partnership holding our warrants or shares of our common stock, and you are urged to consult your own tax advisor in this regard.

Warrants

U.S. Holders

Net Share Settlement Upon Exercise of Warrants.

The U.S. federal income tax consequences of the exercise of warrants that settle pursuant to net share settlement are not entirely clear.  Such exercise of the warrants may be treated as a non-recognition event (except with respect to any cash received in lieu of a fractional share), either because (i) the warrants are treated as options to receive a variable number of shares of our common stock or (ii) the exchange of warrants for common stock pursuant to net share settlement is treated as a recapitalization.  In either case, a U.S. Holder’s tax basis in the common stock received would equal the U.S. Holder’s tax basis in the warrants, less any amount attributable to any cash received in lieu of a fractional share.  If the warrants are treated as options to receive a variable number of shares of our common stock, the holding period of common stock received upon the exercise of a warrant will commence on the day after a warrant is exercised.  If the exchange of warrants for common stock pursuant to net share settlement is treated as a recapitalization, the holding period of common stock received upon the exercise of a warrant will include the U.S. Holder’s holding period for the warrant.

It is also possible that exercise of the warrants pursuant to net share settlement could be treated as a taxable exchange in which gain or loss would be recognized.  The amount of gain or loss recognized on such exchange and its character as short-term or long-term would depend on the characterization of that exchange.  If a U.S. Holder is treated as selling a portion of the warrants or underlying shares of our common stock for cash that is used to pay the exercise price for the warrants, the amount of gain or loss will be the difference between that exercise price and such U.S. Holder’s tax basis attributable to the warrants or shares of our common stock deemed to have been sold.  If the U.S. Holder is treated as selling warrants, such U.S. Holder would have long-term capital gain or loss if it has held the warrants for more than one year.  If the U.S. Holder is treated as selling underlying shares of our common stock, such U.S. Holder would have short-term capital gain or loss.  In either case, a U.S. Holder of a warrant would also recognize gain or loss in respect of the cash received in lieu of a fractional share of our common stock otherwise issuable upon exercise in an amount equal to the difference between the amount of cash received and the portion of such U.S. Holder’s tax basis attributable to such fractional share.  For non-corporate U.S. Holders (including individuals), long-term capital gains generally are subject to preferential rates of taxation.  The deduction of capital losses for U.S. federal income tax purposes is subject to substantial limitations under the Code.

Alternatively, if the U.S. Holder is treated as exchanging, in a taxable exchange, the warrants for shares of our common stock received on exercise, the amount of gain or loss will be the difference between the fair market value of our common stock and cash in lieu of fractional shares received on exercise and the U.S Holder’s tax basis in the warrants.  In that case, the U.S. Holder would have long-term capital gain or loss if it has held the warrants for more than one year and such U.S. Holder will have a tax basis in the shares of our common stock received equal to their fair market value.

While we intend to treat any net share settlement of warrants as a non-recognition event, due to the absence of authority on the U.S. federal income tax treatment of the exercise of warrants that settle pursuant to net share settlement, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the Internal Revenue Service (the “IRS”) or a court.  Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise of the warrants.

Cash Settlement Upon Exercise of Warrants.

The U.S. federal income tax consequences of the exercise of warrants that settle pursuant to cash settlement generally are the same as described below under “—Sale or Other Taxable Disposition of Warrants.”

Sale or Other Taxable Disposition of Warrants.

A U.S. Holder of a warrant will recognize gain or loss on the sale, exchange or other taxable disposition of a warrant, other than by exercise pursuant to net share settlement as described above, in an amount equal to the difference between the amount realized and the U.S. Holder’s tax basis in the warrant.  Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the warrant for more than one year.  For non-corporate U.S. Holders (including individuals), long-term capital gains generally are subject to preferential rates of taxation.  The deduction of capital losses for U.S. federal income tax purposes is subject to substantial limitations under the Code.

Lapse of Warrants.

If a warrant expires without being exercised, a U.S. Holder generally will recognize a capital loss in an amount equal to its tax basis in the warrant.  Such loss will be a long-term capital loss if, at the time of the expiration, the warrant has been held by the U.S. Holder for more than one year.  The deduction of capital losses for U.S. federal income tax purposes is subject to substantial limitations under the Code.

Constructive Distributions on Warrants.

To the extent any adjustment to, or failure to adjust, the number of shares of our common stock underlying the warrants or the exercise price of the warrants results in an increase in the proportionate interest of a U.S. Holder in our assets or our earnings and profits, such U.S. Holder may be treated as having received a distribution of property.  Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code.  It is not clear whether a constructive dividend deemed paid to you would be eligible for the reduced rates of U.S. federal income tax currently applicable to certain dividends paid to individuals.  It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends.

Non-U.S. Holders

Constructive Distributions on Warrants.

Any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the exercise price or the number of shares of our common stock underlying the warrants (see “—U.S. Holders—Constructive Distributions on Warrants” above) will be subject to U.S. federal withholding tax at a 30% rate (or lower applicable income tax treaty rate).  In the case of any constructive dividend, such withholding tax might be withheld from any amount owed to you, including, but not limited to, shares of our common stock delivered upon exercise of the warrants.  Under proposed regulations relating to certain “dividend equivalent” payments, an adjustment to the exercise price of the warrants or the number of shares underlying the warrants as a result of a dividend on our common stock may be subject to withholding tax at a different time or in a different amount than the withholding tax otherwise imposed on dividends and deemed dividends.  However, deemed dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates.  A non-U.S. Holder must comply with certain certification requirements and disclosure requirements in order for effectively connected income to be exempt from U.S. federal withholding tax.  Any such effectively connected income received by a foreign corporation also may be subject to an additional branch profits tax under certain circumstances at a 30% rate (or lower applicable income tax treaty rate).

A non-U.S. Holder of warrants who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements.  If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Exercise, Sale or Other Taxable Disposition of Warrants.

Subject to the discussion under “—Withholdable Payments to Foreign Financial Entities and Other Foreign Entities” below, a non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other taxable disposition of a warrant (including any gain potentially recognizable on an exercise) unless:

•
that gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes, and certain other conditions are met.

We believe that we are not, and do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

If you are an individual and your gain is effectively connected with your conduct of a trade or business in the United States, you will be subject to U.S. federal income tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated tax rates.  If you are an individual present in the United States for 183 days or more in the taxable year of disposition, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, exchange or other taxable disposition, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States.  If you are a foreign corporation and your gain is effectively connected with your conduct of a trade or business in the United States, you will be subject to U.S. federal income tax on your net gain in the same manner as if you were a U.S. person as defined under the Code and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

Common Stock

U.S. Holders

Distributions on Common Stock.

Any cash distribution on shares of our common stock paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in gross income by a U.S. Holder when received.  Any such dividend will be eligible for the dividends-received deduction if the U.S. Holder is an otherwise qualifying corporate holder that meets certain holding period and other requirements for the dividends-received deduction.  Under current law, for tax years beginning before 2013, certain non-corporate U.S. Holders, including individuals, who receive dividends from us are eligible for a reduced rate of U.S. federal income taxation if certain holding period and other requirements are satisfied.

Sale or Other Taxable Disposition of Common Stock.

Upon a sale or other taxable disposition of shares of our common stock, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. Holder’s adjusted tax basis in shares of our common stock (see “—Warrants—U.S. Holders—Net Share Settlement Upon Exercise of Warrants”).  Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares is more than one year at the time of the disposition.  For non-corporate U.S. Holders (including individuals), long-term capital gains generally are subject to preferential rates of taxation.  The deduction of capital losses for U.S. federal income tax purposes is subject to substantial limitations under the Code.

Non-U.S. Holders

Distributions on Common Stock.

Dividends received by a non-U.S. Holder on shares of our common stock generally will be subject to U.S. federal withholding tax at a 30% rate (or lower applicable income tax treaty rate).  However, such dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates.  A non-U.S. Holder must comply with certain certification requirements and disclosure requirements in order for effectively connected income to be exempt from U.S. federal withholding tax.  Any such effectively connected income received by a foreign corporation also may be subject to an additional branch profits tax, under certain circumstances, at a 30% rate (or lower applicable income tax treaty rate).

A non-U.S. Holder of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements.  If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Taxable Disposition of Common Stock.

Any gain recognized by a non-U.S. Holder upon the sale or other taxable disposition of shares of our common stock generally is taxable in the same manner as described above under “—Warrants—Non-U.S. Holders—Exercise, Sale or Other Taxable Disposition of Warrants.”

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements may apply to deemed payments of dividends on the warrants and dividends on common stock, the proceeds received with respect to a fractional share of common stock upon the exercise of warrants that settle pursuant to net share settlement, the proceeds received upon the exercise of warrants that settle pursuant to cash settlement, and the sales proceeds received from the sale of the warrants or share of common stock paid to U.S. Holders other than certain payments made to exempt recipients.  The preceding sentence assumes that the warrants are not treated as sold for cash for purposes of the information reporting and backup withholding rules.  See “—Warrants—U.S. Holders—Net Share Settlement Upon Exercise of Warrants.”  Backup withholding will apply to such payments if the U.S. Holder is not an exempt recipient and fails to provide a taxpayer identification number on IRS Form W-9 (or another applicable form), furnishes an incorrect taxpayer identification number, fails to certify exemption from backup withholding or receives notification from the IRS that the U.S. Holder is subject to backup withholding as a result of a failure to report all interest or dividends.

Backup withholding is not an additional tax.  Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

Deemed payments of dividends on the warrants and dividends on common stock made to a non-U.S. Holder, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you.  The IRS may make this information available under the provisions of an applicable tax treaty to the tax authorities in the country in which you are resident.  Backup withholding tax generally will not apply to deemed payments of dividends on the warrants or dividends on common stock to a non-U.S. Holder if such non-U.S. Holder duly provides certification of foreign status such as an IRS Form W-8BEN (or another applicable form) or if you otherwise establish an exemption from backup withholding, provided that we do not have actual knowledge or reason to know that you are a U.S. person as defined under the Code.

Payment of the proceeds of an exercise of a warrant that settles pursuant to net share settlement received with respect a fractional share of common stock effected by a U.S. office of a U.S. or foreign broker, proceeds of an exercise of a warrant that settles pursuant to cash settlement effected by a U.S. office of a U.S. or foreign broker, and a sale of a warrant or a share of common stock effected by a U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption.  Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of an exercise of a warrant that settles pursuant to net share settlement received with respect to a fractional share of common stock effected outside the United States by a foreign office of a broker, proceeds of an exercise of a warrant that settles pursuant to cash settlement effected outside the United States by a foreign office of a broker, and the sale of a warrant or a share of common stock effected outside the United States by a foreign office of a broker.  Unless such a broker has documentary evidence in its records that you are a non-U.S. Holder and certain other conditions are met or you otherwise establish an exemption, however, information reporting will apply to a payment of the proceeds of the sale of a warrant or a share of common stock effected outside the United States by certain brokers with substantial connections to the United States.  This paragraph assumes that the warrants are not treated as sold for cash for purposes of the information reporting and backup withholding rules.  See “—Warrants—U.S. Holders—Net Share Settlement Upon Exercise of Warrants.”

Backup withholding is not an additional tax and any amounts withheld under the backup withholding tax rules from a payment to a non-U.S. Holder will be allowed as a refund, or a credit against such non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Under recently enacted legislation, a 30% withholding tax will be imposed on certain payments to certain foreign financial institutions, investment funds and other non-U.S. entities that fail to comply with information reporting requirements in respect of their direct and indirect U.S. shareholders or U.S. accountholders.  Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends.

Under proposed Treasury regulations, such withholding tax would only apply to certain payments made on or after January 1, 2014 (including dividends), and to other “withholdable payments” (including payments of gross proceeds from a sale or other disposition of our common stock) made on or after January 1, 2015.  In addition, under proposed Treasury regulations, such withholding tax is not expected to apply to certain obligations that are issued prior to January 1, 2013.  For this purpose, under a literal reading of the proposed regulations, the term “obligation” should include the warrants, but such term would not include common stock received pursuant to exercising the warrants.  However, the proposed Treasury regulations are not currently effective and may not be finalized in their current form.  In light of the ongoing development of this area of the law, prospective investors should consult with their own tax advisors regarding the possible implications of this legislation on their investment in warrants or common stock.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time of the warrants and the shares of our common stock issuable upon exercise of the warrants, in each case, by the holders thereof.  We are registering the resale of the warrants and the underlying shares of our common stock to provide the holders thereof with freely tradable securities, but the warrants and underlying shares of our common stock will not become freely tradable until sold pursuant to the registration statement of which this prospectus forms a part.

The selling securityholders and their successors, including their transferees, pledgees and donees and their successors, may sell the warrants and the common stock issuable upon exercise of the warrants directly to purchasers or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the warrants and the underlying shares of common stock.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of the transactions involved.

The warrants and the common stock issuable upon exercise of the warrants may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the warrants or the common stock may be listed or quoted at the time of sale, including the NYSE in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options.

In connection with the sale of the warrants or the shares of our common stock issuable upon exercise of the warrants or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the warrants or the shares of our common stock issuable upon exercise of the warrants in the course of hedging the positions they assume.  The selling securityholders may also sell short the warrants and the shares of our common stock issuable upon exercise of the warrants and deliver the warrants or the shares of our common stock to close out short positions, or loan or pledge the warrants or the shares of our common stock issuable upon exercise of the warrants to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the warrants or common stock issuable upon exercise of the warrants offered by them hereby will be the purchase price of the warrants or common stock less discounts and commissions, if any.  Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or common stock to be made directly or through agents.

In order to comply with the securities laws of some states, if applicable, the warrants and the shares of common stock issuable upon exercise of the warrants may be sold in those states only through registered or licensed brokers or dealers.  In addition, in some states the warrants and shares of our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the warrants and the shares of common stock issuable upon exercise of the warrants may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.  In this case, any discounts, commissions, concessions or profit they earn on any resale of the warrants or shares of our common stock may be deemed to be underwriting discounts and commissions under the Securities Act.  Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.  The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 of Rule 144A rather than pursuant to this prospectus.

To the extent required, the specific warrants or shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.

We do not intend to apply for listing of the warrants on any securities exchange or for inclusions of the warrants in any automated quotation system.  No assurance can be given as to the liquidity of the trading market for the warrants.

We entered into the warrants registration rights agreement with the KKR Fund for the benefit of holders of the warrants and the shares of our common stock issuable upon exercise of the warrants to register their warrants and shares of our common stock under applicable federal and state securities laws under specific circumstances and at specific times.  The warrants registration rights agreement provides for cross-indemnification of the selling securityholders and us and their and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the warrants and shares of our common stock, including liabilities under the Securities Act.  We have agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the warrants and shares of our common stock covered by this prospectus.

VALIDITY OF SECURITIES

The validity of the warrants and shares of our common stock to be sold pursuant to this prospectus has been passed upon for us by Thomas C. Merchant, Esq., our Secretary and General Counsel, Corporate, who as to matters of New York law may have relied upon the opinion of Shearman & Sterling LLP, New York, New York.  With respect to matters of New York law, the validity of the warrants and shares of our common stock to be sold pursuant to this prospectus has been passed upon for us by Shearman & Sterling LLP, unless otherwise provided for in the applicable prospectus supplement.  Mr. Merchant beneficially owns, or has rights to acquire under our employee benefit plans, less than one percent of our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended March 31, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following are the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting fees and commissions.  All such expenses other than the Securities and Exchange Commission registration fee and estimates.

Securities and Exchange Commission registration fee	$143,250
Warrant agent’s fees and expenses	100
Accounting fees and expenses	6,000
Blue sky fees and expenses	–
Legal fees	135,000
Miscellaneous (including listing fees, if applicable)	10,000
Total	$294,350
______________

Item 15.	Indemnification of Directors and Officers.

The registrant’s articles of incorporation, as amended, state that unless the registrant’s bylaws otherwise provide, no indemnification shall be provided to any officer, director, employee or agent of any predecessor of the registrant.  The registrant’s bylaws provide that to the maximum extent permitted by Maryland law in effect from time to time, the registrant shall indemnify, and, without requiring a preliminary determination as to the ultimate entitlement of the individual to be indemnified, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the registrant and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director, officer or employee of the registrant, and at the request of the registrant, serves or has served another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, manager or officer of such corporation or as a partner or trustee of such partnership, joint venture, trust or employee benefit plan. The registrant may, with the approval of its board of directors, or any duly authorized committee thereof, provide such indemnification and advancement of expenses to a person who served a predecessor of the registrant in any of the capacities described in (a) or (b) above and to any employee or agent of the registrant or a predecessor of the registrant.  The rights to indemnification and advance of expenses provided by the registrant’s articles of incorporation and bylaws shall vest immediately upon election of a director or officer.  The indemnification and payment of expenses provided in the registrant’s bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled to under any bylaw, resolution, insurance, agreement or otherwise.

In addition, the registrant’s articles of incorporation, as amended, provide that to the maximum extent permitted by Maryland law in effect from time to time permits the limitation of liability of directors and officers, no director or officer of the registrant shall be liable to the registrant or its stockholders for money damages.

Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation.  In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct.  Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute.  The statute also provides for indemnification of directors and officers by court order.  The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

The registrant’s officers and directors are insured against certain liabilities under certain policies maintained by the registrant with aggregate coverage of $175,000,000.

The foregoing summaries are subject to the complete text of the statute, bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 16.	Exhibits.

(a)	Exhibits

See the index to exhibits that appears immediately following the signature pages to this registration statement.

(b)	Financial Statement Schedules:

None.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such Form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	SEC Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of Baltimore, State of Maryland, on August 10, 2012.

LEGG MASON, INC. (registrant)

By:	/s/ Mark Fetting
Mark R. Fetting
Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark R. Fetting, Thomas P. Lemke and Peter H. Nachtwey, or any of them, his true and lawful attorneys-in-fact, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and per Form each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Mark R. Fetting	Chief Executive Officer, Chairman of the Board and President (Principal Executive Officer)	August 10, 2012
Mark R. Fetting

/s/ Peter H. Nachtwey	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2012
Peter H. Nachtwey

[SIGNATURES CONTINUED]

/s/ Harold L. Adams	Director	August 10, 2012
Harold L. Adams

/s/ Robert E. Angelica	Director	August 10, 2012
Robert E. Angelica

/s/ Dennis R. Beresford	Director	August 10, 2012
Dennis R. Beresford

/s/ John T. Cahill	Director	August 10, 2012
John T. Cahill

/s/ Barry W. Huff	Director	August 10, 2012
Barry W. Huff

/s/ John E. Koerner, III	Director	August 10, 2012
John E. Koerner, III

/s/ Cheryl Gordon Krongard	Director	August 10, 2012
Cheryl Gordon Krongard

/s/ Nelson Peltz	Director	August 10, 2012
Nelson Peltz

/s/ W. Allen Reed	Director	August 10, 2012
W. Allen Reed

/s/ Margaret Milner Richardson	Director	August 10, 2012
Margaret Milner Richardson

/s/ Nicholas J. St. George	Director	August 10, 2012
Nicholas J. St. George

/s/ Kurt L. Schmoke	Director	August 10, 2012
Kurt L. Schmoke

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of Legg Mason, as amended (incorporated by reference to Legg Mason’s Current Report on Form 8-K for the event on July 26, 2011)

3.2	By-laws of Legg Mason, as amended and restated July 26, 2011 (incorporated by reference to Legg Mason’s Current Report on Form 8-K for the event on July 26, 2011)

4.1	Form of certificate representing common stock (incorporated by reference to Legg Mason’s Registration Statement on Form 8-A, Amendment No. 6, dated September 29, 2006)

4.2
Warrant Agreement, dated as of May 23, 2012, between Legg Mason, Inc. and American Stock & Transfer Trust Company, LLC, as warrant agent, including the form of warrant certificate (incorporated by reference to Legg Mason’s Current Report on Form 8-K for the event on May 23, 2012)

4.3
Warrant Registration Rights Agreement, dated as of May 23, 2012 between Legg Mason, Inc. and KKR I-L Limited (incorporated by reference to Legg Mason’s Current Report on Form 8-K for the event on May 23, 2012)

5.1	Opinion of Thomas C. Merchant, Esq.

5.2	Opinion of Shearman & Sterling LLP

10.1
Amended and Restated Standstill Agreement, dated as of May 23, 2012, between Legg Mason, Inc. and Kohlberg Kravis Roberts & Co. L.P. (incorporated by reference to Legg Mason’s Current Report on Form 8-K for the event on May 23, 2012)

10.2
Note Exchange Agreement, dated as of May 16, 2012, among Legg Mason, Inc., KKR I-L Limited, Citibank N.A., Credit Suisse International, HSBC Bank USA, N.A., and Kohlberg Kravis Roberts & Co. L.P. (incorporated by reference to Legg Mason’s Current Report on Form 8-K for the event on May 16, 2012)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Thomas C. Merchant, Esq. (included in Exhibit 5.1)

23.3	Consent of Shearman & Sterling LLP (included in Exhibit 5.2)

24.1	Powers of Attorneys (included in the signature pages)

99.1	Form of Selling Securityholder Questionnaire